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Exhibit 23.1

Consent of Hein + Associates LLP, Independent Auditors

        We consent to the use in the Form SB-2 Registration Statement and Prospectus of Axcess International, Inc. of our report dated March 6, 2003, accompanying the consolidated financial statements of Axcess International, Inc. as of December 31, 2002 and for the year then ended contained in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.

HEIN + ASSOCIATES LLP

Dallas, Texas
November 26, 2003

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  Exhibit 23.1